                                                                  EXHIBIT 2.10

                         AGREEMENT AND PLAN OF MERGER



                                BY AND BETWEEN



                              IXL HOLDINGS, INC.,


                           IXL MERGER CORP. IV, INC.


                         SWAN INTERACTIVE MEDIA, INC.,


                                 MARK SWANSON,


                                 MARC SIRKIN,


                                N. BLAKE PATTON


                          ESTATE OF ROBERT H. KRIEBEL


                                      AND


                                  EDWIN DAVIS



                           DATED AS OF JULY 28, 1997

                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------

     THIS AGREEMENT AND PLAN OF MERGER is entered into this 28th day of July, 1997, by and between SWAN INTERACTIVE MEDIA, INC., a Georgia corporation ("Swan"), IXL HOLDINGS, INC., a Delaware corporation ("Parent"), IXL MERGER CORP. IV, INC., a Delaware corporation, or its successors or assigns ("Sub"), and the shareholders of Swan as listed on the signature page hereto (the "Swan Shareholders").

                               R E C I T A L S:
                               - - - - - - - -


     A. Swan is engaged in the business of multimedia production and designing and maintaining web pages for customers (the "Swan Business").

     B. Swan and Sub each desire to merge their respective companies and business operations, all on the terms and subject to the conditions set forth herein (the "Merger").

     C. The Swan Shareholders collectively own 100% of the issued and outstanding capital stock of Swan (the "Swan Stock").

     D. The respective Boards of Directors and stockholders of Parent, Sub and Swan have approved the Merger, upon the terms and subject to the conditions set forth herein.

     E. The parties hereto intend for the Merger to qualify, for federal income tax purposes, as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the mutual covenants, benefits, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

                                   ARTICLE I

                                  THE MERGER


     1.1 THE MERGER. Upon the terms and subject to the conditions hereof, at the Effective Time (as defined in Section 1.3 hereof), (a) Swan shall be merged with and into Sub, (b) the separate existence of Swan shall cease, and (c) Sub shall continue as the surviving corporation in the Merger under the laws of the State of Delaware under the name Swan Interactive Media, Inc. For purposes of this Agreement, Sub shall be referred to, for the period commencing on the Effective Time, as the "Surviving Corporation".
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     1.2  CLOSING.  Subject to the satisfaction or waiver of the conditions set forth in Article VII hereof, the closing of the Merger (the "Closing") will take place at the offices of Minkin & Snyder, A Professional Corporation, One Buckhead Plaza, 3060 Peachtree Road, Suite 1100, Atlanta, Georgia 30305.

     1.3 EFFECTIVE TIME OF THE MERGER. At the Closing, the parties hereto shall cause (a) a certificate of merger (the "Delaware Certificate of Merger") to be filed with the office of the Secretary of State of the State of Delaware in accordance with the provisions of the Delaware General Corporation Law, as amended (the "DGCL"); and (b) a certificate of merger (the "Georgia Certificate of Merger") to be filed with the office of the Secretary of State of the State of Georgia in accordance with the provisions of the Georgia Business Corporations Code, as amended (the "GBCC"). When used in this Agreement, the term "Effective Time" shall mean the time when the Delaware Certificate of Merger and the Georgia Certificate of Merger (collectively herein referred to as the "Certificate of Merger") have been accepted for filing by the Secretary of State of the State of Delaware and Georgia, respectively, or such time as otherwise specified in the Certificate of Merger.

     1.4 EFFECT OF THE MERGER. The Merger shall, from and after the Effective Time, have all the effects provided by the DGCL and GBCC. If at any time after the Effective Time, any further action is deemed necessary or desirable to carry out the purposes of this Agreement, the parties hereto agree that the Surviving Corporation and its proper officers and directors shall be authorized to take, and shall take, any and all such action.


                                  ARTICLE II

                           THE SURVIVING CORPORATION


     2.1 CERTIFICATE OF INCORPORATION. The Amended and Restated Certificate of Incorporation of Sub, a form of which is attached hereto as Schedule 2.1, shall
                                                            ------------
be the Certificate of Incorporation of the Surviving Corporation after the Effective Time, until thereafter changed or amended as provided therein or by applicable law.

     2.2 BYLAWS. The Bylaws of Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable law.

     2.3 BOARD OF DIRECTORS; OFFICERS. The Board of Directors and officers of Sub immediately prior to the Effective Time shall be the Board of Directors and officers, respectively, of the Surviving Corporation, until the earlier of their respective resignations or the time that their respective successors are duly elected or appointed and qualified.

                                  ARTICLE III

                             CONVERSION OF SHARES


     3.1 MERGER CONSIDERATION. As of the Effective Time, by virtue of the Merger and without any action on the part of any stockholder of Swan or Sub:


            (a) All shares of Swan Stock owned by Swan shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

            (b) Each issued and outstanding share of Swan Stock shall be converted into, and become exchangeable for, (i) 2.696104044 shares of validly issued, fully paid and nonassessable Class B Common Stock of Parent, $.01 par value (the "Parent Stock"); and (ii) $290.63489 in cash.

            (c) Each issued and outstanding share of common stock of Sub shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

     3.2 NO FURTHER RIGHTS. From and after the Effective Time, holders of certificates theretofore evidencing Swan Stock shall cease to have any rights as stockholders of Swan, except as provided herein or by law.

     3.3 CLOSING OF THE SWAN'S TRANSFER BOOKS. At the Effective Time, the stock transfer books of Swan shall be closed and no transfer of Swan Stock shall be made thereafter. If after the Effective Time, certificates for Swan Stock are presented to Parent or the Surviving Corporation, they shall be canceled and exchanged for an amount of Parent Stock as set forth in Section 3.1 hereof.

                                  ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SWAN


     Swan and the Swan Shareholders, jointly and severally, represent and warrant to Parent and Sub, which representations and warranties shall survive the Closing in accordance with Section 9.1 of this Agreement, as follows (except that the Minority Shareholders (as defined in Section 9.12 hereof) hereby make only those representations and warranties that specifically pertain to the them):


     4.1 ORGANIZATION AND QUALIFICATION. Swan is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. Swan has the requisite corporate power and authority to carry on the Swan Business as it is now being conducted and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary. Complete and correct copies of the Articles of Incorporation and Bylaws of Swan as in effect on the date hereof are attached as Schedule 4.1 hereto. The
                                                        ------------
minute book of Swan, a true and complete copy of which has been delivered to Parent, (a) accurately reflects all action taken by the directors and shareholders of Swan at meetings of Swan's Board of Directors or shareholders, as the case may be at which minutes were taken; and (b) contains true and complete copies of, or originals of, the respective minutes of all meetings or consent actions of the directors or shareholders at which minutes were taken.

     4.2 AUTHORITY. Swan has the necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Swan have been duly and validly authorized and approved by Swan's Board of Directors and the Swan Shareholders, and no other corporate or shareholder proceedings on the part of Swan, its Board of Directors or the Swan Shareholders is necessary to authorize or approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Swan and each Swan Shareholder, and assuming the due authorization, execution and delivery by Parent and Sub, constitutes the valid and binding obligation of Swan and each Swan Shareholder, enforceable against Swan and each Swan Shareholder in accordance with its terms.

     4.3  CAPITALIZATION.

          (a) The authorized capital stock of Swan consists of 10,000 shares of common stock, no par value, of which 1,052.63 shares are validly issued and outstanding, fully paid and nonassessable. All outstanding capital stock of Swan was issued in accordance with applicable federal and state securities laws. There are no classes of or series of capital stock of Swan outstanding other than the Swan Stock, and no options, warrants, calls, agreements, commitments or other rights presently outstanding that would obligate Swan or the any of the Swan Shareholders to issue, deliver or sell shares of its capital stock, or to grant, extend or enter into any such option, warrant, call, agreement, commitment or other right. In addition to the foregoing, as of the date hereof, Swan has no bonds, debentures, notes or other indebtedness issued or outstanding that have voting rights in Swan.

          (b) Except as set forth on Schedule 4.3(b), All of the issued and
                                     ---------------
outstanding shares of capital stock of Swan are validly issued, fully paid and nonassessable and owned by the Swan Shareholders, free and clear of any lien, charge, security interest, pledge, option, right of first refusal, voting proxies or other voting agreements, or encumbrance of any kind or nature (any of the foregoing, a "Lien").

     4.4 SUBSIDIARIES. Swan has no subsidiaries and does not otherwise own or control, directly or indirectly, any equity interest in, or any security convertible into an equity interest in, any corporation, partnership, limited liability company, joint venture, association or other business entity (any of the foregoing, an "Entity").

     4.5 NO CONFLICTS, REQUIRED FILINGS AND CONSENTS.  Except as set forth on
Schedule 4.5 hereto, none of the execution and delivery of this Agreement by
------------
Swan or the Swan

Shareholders, the consummation by Swan and the Swan Shareholders of the transactions contemplated hereby or compliance by Swan with any of the provisions hereof will:

          (a) conflict with or violate the Articles of Incorporation or Bylaws of Swan;

          (b) result in a violation of any statute, ordinance, rule, regulation, order, judgment or decree applicable to Swan or the Swan Shareholders, or by which Swan or its properties or assets may be bound or affected;

          (c) result in a violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any note, bond, mortgage, indenture, or any material contract, agreement, arrangement, lease, license, permit, judgment, decree, franchise or other instrument or obligation to which Swan is a party or by which Swan or its properties may be bound or affected (collectively, for purposes of this Section 4.5, a "Swan Agreement");

          (d) result in the creation of any Lien on any of the property or assets of Swan; or

          (e) require any consent, waiver, license, approval, authorization, order, permit, registration or filing with, or notification to (any of the foregoing being a "Consent"), of (i) any government or subdivision thereof, whether domestic, foreign or multinational, or any administrative, governmental, or regulatory authority, agency, commission, court, tribunal or body, whether domestic, foreign or multinational (a "Governmental Entity"), except for the filing of the Certificate of Merger pursuant to the DGCL and GBCC; or (ii) any other individual or Entity (collectively, a "Person") pursuant to any Swan Agreement.

     4.6 FINANCIAL STATEMENTS. Swan has heretofore furnished Parent with a true and complete copy of (a) the unaudited financial statements of Swan for the period ending December 31, 1995, and 1996; and (b) the unaudited financial statements of Swan for the six-month period ending June 30, 1997, a copy of each of which is attached hereto as Schedule 4.6 (collectively herein referred to as
                               ------------
the "Swan Financial Statements"). The Swan Financial Statements have been prepared in accordance with generally accepted accounting principles (except for the absence of footnotes and normal year-end adjustments in the case of the Swan Financial Statements for the period ending June 30, 1997) consistently followed throughout the period indicated, and present fairly, in all material respects, the financial position and operating results of Swan as of the dates, and during the periods, indicated therein.

     4.7  ABSENCE OF CHANGES.  Except as provided in Schedule 4.7 hereto and
                                                     ------------
except as contemplated by this Agreement, since June 30, 1997, (a) Swan has not entered into any transaction that was not in the ordinary course of business;
(b) except for sales of services and licenses of software in the ordinary course of business, there has been no sale, assignment, transfer, mortgage, pledge, encumbrance or lease of any material assets or properties of Swan; (c) there has been (i) no declaration or payment of a dividend, or any other declaration, payment or distribution of any type or nature to any shareholder of Swan in respect of its stock, whether in cash or property, and (ii) no purchase or redemption of any shares of the capital stock of Swan; (d) there has been no declaration, payment, or commitment for the payment, by Swan, of a bonus or other additional salary, compensation, or benefit to any employee of Swan that was not in the ordinary course of business; (e) there has been no release, compromise, waiver or cancellation of any debts to or claims by Swan, or waiver of any rights of Swan, in each case having a value in excess of $10,000; (f) there have been no capital expenditures in excess of $10,000 for any single item, or $25,000 in the aggregate; (g) there has been no change in accounting methods or practices or revaluation of any assets of Swan (other than Swan Accounts Receivable (as defined in Section 4.25 hereof) written down in the ordinary course of business that are not in excess of $10,000 for any single Swan Account Receivable and $25,000 in the aggregate); (h) there has been no material damage, destruction or loss of physical property (whether or not covered by insurance) adversely affecting the Swan Business or the operations of Swan; (i) there has been no loan by Swan, or guaranty by Swan of any loan, to any employee of Swan or to any Person related to the Swan Business; (j) Swan has not ceased to transact business with any customer that, as of the date of such cessation, represented more than 5% of the annual gross revenues of Swan; (k) there has been no termination or resignation of any key employee or officer of Swan, and to the knowledge of Swan and the Swan Shareholders, no such termination or resignation is threatened; (l) there has been no amendment or termination of any material oral or written contract, agreement or license related to the Swan Business, to which Swan is a party or by which it is bound, except in the ordinary course of business, or except as expressly contemplated by this Agreement; (m) Swan has not failed to satisfy any of its debts, obligations or liabilities related to the Swan Business or the assets of Swan as the same become due and owing (except for Swan Accounts Payable (as defined in Section 4.26 hereof), payable in accordance with past practices and in the ordinary course of business); (n) there has been no agreement or commitment by Swan to do any of the foregoing; and (o) there has been no other event or condition of any character pertaining to and materially affecting the assets, Business or financial condition of Swan.

     4.8   UNDISCLOSED LIABILITIES. Except as set forth on Schedule 4.8 hereto,
                                                           ------------
neither Swan nor the Swan Business has any debt, liability or obligation of any kind, whether accrued, absolute or otherwise, including, without limitation, any liability or obligation on account of taxes or any governmental charges or penalty, interest or fines, except (a) liabilities not in excess of $50,000 (whether individually or in the aggregate) incurred in the ordinary course of business after June 30, 1997; (b) liabilities reflected on the Swan Financial Statements; and (c) liabilities incurred as a result of the transactions contemplated by this Agreement.

     4.9   TITLE TO PROPERTIES. Except as set forth on Schedule 4.9 hereto,
                                                       ------------
Swan has good and marketable title to all tangible property and assets used in the Swan Business (other than Swan Real Property (as defined in Section 4.12 hereof)), and good title to all of its leasehold interests, in each case, free and clear of any and all Liens other than liens for taxes not yet due and payable.

     4.10  EQUIPMENT. Schedule 4.10 hereto sets forth a true and correct list
                      -------------
of all items of tangible personal property (including, without limitation, computer hardware) necessary for or used in the operation of the Swan Business in the manner in which it has been and is now operated by Swan ("the Swan Equipment"), except for personal property having a net book value of less than $5,000. Except as set forth on Schedule
                                                                    --------
4.10, each material item of Swan Equipment is in good condition and repair,
----
ordinary wear and tear excepted.

     4.11   INTELLECTUAL PROPERTY.

            (a) Except as set forth on Schedule 4.11 hereto, Swan owns, or is
                                       -------------
validly licensed or otherwise has the right to use or exploit, as currently used or exploited, all Swan Intellectual Property Rights (as hereinafter defined), free of any obligation to make any payment (whether of a royalty, license fee, compensation or otherwise). No claims are pending or, to the knowledge of Swan, threatened, that Swan is infringing or otherwise adversely affecting the rights of any Person with regard to any Swan Intellectual Property Right. Except as set forth on Schedule 4.11, Swan has used commercially reasonable efforts to
             -------------
protect the Swan Intellectual Property Rights, and, to the knowledge of Swan, no Person is infringing the rights of Swan with respect to any Swan Intellectual Property Right. To the knowledge of Swan, neither Swan nor any employee, agent or independent contractor of Swan has used, appropriated or disclosed, directly or indirectly, any trade secrets or other proprietary or confidential information of any other Person, or otherwise violated any confidential relationship with any other Person. To the knowledge of Swan, use of the name "Swan Interactive Media, Inc." does not infringe upon the rights of any Person. For purposes of this Section 4.11(a), the term "Swan Intellectual Property Right(s)" shall mean all material proprietary technology, trade secrets, know-how, patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, and copyrights used or required to be used by Swan in the conduct of the Swan Business.


            (b) Swan currently licenses, or otherwise has the legal right to use, at least one copy of all of the Swan Software (as hereinafter defined) (including any upgrades, alterations or enhancements with respect thereto), and each such copy of the Swan Software is being used in compliance with any applicable licenses or other agreements. For purposes of this Section 4.11(b), the term "Swan Software" shall mean all material computer software used or required to be used by Swan in the conduct of the Swan Business.

     4.12 REAL PROPERTY. Swan owns no real property, and has a month-to-month lease to use its current premises.

     4.13   LEASES.  Schedule 4.13 hereto sets forth a list of all leases
                     -------------
pursuant to which Swan leases, as lessor or lessee, real or personal property used in operating the Swan Business or otherwise (the "Swan Leases"). Copies of the Swan Leases, which have previously been provided to Parent, are true and complete copies thereof. All of the Swan Leases are valid, binding and enforceable in accordance with their respective terms, and there is not under any such Swan Lease any existing default by Swan, or, to the knowledge of Swan and the Swan Shareholders, by any other party thereto, or any condition or event of that, with notice or lapse of time or both, would constitute a default. Swan has not received notice that the lessor of any of the Swan Leases intends to cancel, suspend or terminate the Swan Leases or to exercise or not exercise any options under any of the Swan Leases.

     4.14   CONTRACTS.  Schedule 4.14 hereto sets forth a complete and accurate
                        -------------
list of all material contracts, agreements and commitments (whether written or oral) to which Swan is, directly or indirectly, a party (in its own name or as a successor in interest), or by which it is otherwise bound, including, without limitation, any service agreements, customer agreements, supplier agreements, agreements to lend or borrow money, shareholder agreements, employment agreements, agreements relating to Swan Intellectual Property and the like (collectively, the "Swan Contracts").

     Except as set forth on Schedule 4.14 hereto, true and complete copies of
                            -------------
each Swan Contract (or a true and complete narrative description of any oral Swan Contract) have previously been provided to Parent. Neither Swan nor, to the knowledge of Swan and the Swan Shareholders, any other party to any of the Swan Contracts, (x) is in default under (nor does there exist any condition that, with notice or lapse of time or both, would cause such a default under) any of the Swan Contracts, or (y) has waived any right it may have under any of the Swan Contracts, the waiver of which would have a material adverse effect on the business, assets or financial condition of Swan. Swan and Swanson hereby jointly and severally represent and warrant that all of the Swan Contracts constitute the valid and binding obligation of Swan, and, to the knowledge of Swan and the Swan Shareholders, the other parties thereto.

     4.15   DIRECTORS AND OFFICERS.  Schedule 4.15 hereto sets forth a list, as
                                     -------------
of the date of this Agreement, of the name of each director and officer of Swan and the offices held by each.

     4.16   PAYROLL INFORMATION.  Schedule 4.16 hereto sets forth a true and
                                  -------------
complete copy of the most recent payroll report of Swan, showing all current employees of Swan and their current levels of compensation, other than bonuses and other extraordinary compensation. Swan has paid all compensation required to be paid to employees of Swan on or prior to the date hereof.

     4.17   LITIGATION. Except as set forth on Schedule 4.17 hereto, there is no
                                               -------------
suit, action, claim, investigation or proceeding pending or, to the knowledge of Swan, threatened against or affecting Swan, the Swan Business, or the Swan Shareholders, nor is there any judgment, decree, injunction or order of any applicable Governmental Entity or arbitrator outstanding against Swan that, either individually or in the aggregate, would have a material adverse effect on the assets, business or financial condition of Swan.

     4.18   EMPLOYEE BENEFIT PLANS/LABOR RELATIONS.

            (a) Except as disclosed in Schedule 4.18 hereto, there are no
                                       -------------
employee benefit plans, agreements or arrangements maintained by Swan, including, without limitation, (i) "employee benefit plans," within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); (ii) affirmative action plans; (iii) current or deferred compensation, pension, profit sharing, vacation or severance plans or programs; or (iv) medical, hospital, accident, disability or death benefit plans (collectively, "Swan Benefit Plans"). All Swan Benefit Plans are administered in accordance with, and are in material compliance with, all applicable laws and regulations. No default exists with respect to the obligations of Swan under any Swan Benefit Plans.

            (b) Swan is not a party to any collective bargaining agreement, no collective bargaining agent has been certified as a representative of any of the employees of Swan, no representation campaign or election is now in progress with respect to any employee of Swan and there are no labor disputes, grievances, controversies, strikes or requests for union representation pending, or, to the knowledge of Swan and the Swan Shareholders, threatened, relating to or affecting the Swan Business. To the knowledge of Swan and the Swan Shareholders, no event has occurred that could give rise to any such dispute, controversy, strike or request for representation.

     4.19   ERISA.

            (a) All Swan Benefit Plans that are subject to ERISA have been administered in accordance with, and are in material compliance with, the applicable provisions of ERISA. Each of Swan Benefit Plans that is intended to meet the requirements of Section 401(a) of the Code has been determined by the Internal Revenue Service to meet such requirements within the meaning of such provision. No Swan Benefit Plan is subject to Title IV of ERISA or Section 412 of the Code. Swan has not engaged in any non-exempt "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, involving Swan Benefit Plans that would subject Swan to the penalty or tax imposed under Section 502(i) of ERISA or Section 4975 of the Code. Swan has not engaged in any transaction described in Section 4069 of ERISA within the last five years. Except as disclosed in Schedule 4.19 hereto or pursuant to the
                                    -------------
terms of Swan Benefit Plans, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation or golden parachute) becoming due to any director or other employee of Swan, (ii) increase any benefits otherwise payable under any Swan Benefit Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits to any extent.

            (b) No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Swan Benefit Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA and that is intended to meet the requirements of Section 401(a) of the Code, or by any entity that is considered one employer with Swan under Section 4001 of ERISA or
Section 414 of the Code (an "ERISA Affiliate"), within the 12-month period ending on the date hereof. Swan has not incurred any liability to the Pension Benefit Guaranty Corporation in respect of any Swan Benefit Plan that remains unpaid.

     4.20   TAXES.

            (a) Swan has duly and timely filed all federal, state and local income, franchise, excise, real and personal property and other tax returns and reports, including extensions, required to have been filed by Swan on or prior to the date hereof. Swan has duly and timely paid all taxes and other governmental charges, and all interest and penalties with respect thereto, required to be paid by Swan (whether by way of withholding or otherwise) to any federal, state, local or other taxing authority (except to the extent the same are being contested in good faith, and adequate reserves therefore have been provided in the Swan Financial Statements). As of the date hereof, all deficiencies proposed as a result of any audits have been paid or settled.

            (b) Swan is not a party to, or bound by, or otherwise in any way obligated under, any tax sharing or similar agreement.

            (c) Swan has not consented to have the provisions of Section 341(f)(2) of the Code (or comparable state law provisions) apply to it, and Swan has not agreed or been requested to make any adjustment under Section 481(c) of the Code by reason of a change in accounting method or otherwise.

     4.21 COMPLIANCE WITH APPLICABLE LAWS. Swan holds all material permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary to own, lease or operate all of the assets and properties of Swan, as appropriate, and to carry on the Swan Business as now conducted (the "Swan Permits"). To the knowledge of Swan, Swan is in material compliance with all applicable laws, ordinances and regulations and the terms of the Swan Permits. Schedule 4.21 hereto sets forth a list of the Swan Permits, a true and
          -------------
correct copy of each of which has been provided to Parent.

     4.22 BOARD OF DIRECTOR/SHAREHOLDER CONSENT. Both the Board of Directors of Swan and the Swan Shareholders have, by unanimous written consent, adopted and approved this Agreement and the transactions contemplated hereby (including, without limitation, the Merger).

     4.23   BROKERS.  Except as set forth on Schedule 4.23 hereto, no broker or
                                             -------------
finder is entitled to any broker's or finder's fee or other commission in connection with the transactions contemplated by this Agreement as a result of arrangements made by or on behalf of Swan.

     4.24   ENVIRONMENTAL MATTERS.

            (a) To the knowledge of Swan and the Swan Shareholders, no real property currently or formerly owned or operated by Swan is contaminated with any Hazardous Substances (as hereinafter defined);

            (b) Swan is not a party to any litigation or administrative proceeding nor, to the knowledge of Swan and the Swan Shareholders, is any litigation or administrative proceeding threatened against it, that, in either case, asserts or alleges that Swan (i) violated any Environmental Laws (as hereinafter defined); (ii) is required to clean up, remove or take remedial or other response action due to the disposal, deposit, discharge, leak or other release of any Hazardous Substances; or (iii) is required to pay all or a portion of the cost of any past, present or future cleanup, removal or remedial or other action that arises out of or is related to the disposal, deposit, discharge, leak or other release of any Hazardous Substances.

          (c) To the knowledge of Swan and the Swan Shareholders, there are no conditions existing currently that would subject Swan or the Swan Shareholders (as owners of Swan) to damages, penalties, injunctive relief or cleanup costs under any Environmental Laws, or that would require cleanup, removal, remedial action or other response pursuant to Environmental Laws.

          (d) To the knowledge of Swan and the Swan Shareholders, Swan is not subject to any judgment, order or citation related to or arising out of any Environmental Laws and has not been named or listed as a potentially responsible party by any Governmental Entity in a matter related to or arising out of any Environmental Laws.

          (e) For purposes of this Agreement, (i) the term "Environmental Law" means any federal, state or local law (including statutes, regulations, ordinances, codes, rules, judicial opinions and other governmental restrictions and requirements), relating to the discharge of air pollutants, water pollutants, noise, odors or process waste water, or otherwise relating to the environment or hazardous or toxic substances; and (ii) the term "Hazardous Substance" means any toxic or hazardous substance that is regulated by or under authority of any Environmental Law, including, without limitation, any petroleum products, asbestos or polychlorinated biphenyls.

     4.25 ACCOUNTS RECEIVABLE. All accounts, notes, contracts and other receivables of Swan (collectively, "Swan Accounts Receivable") were acquired by Swan in the ordinary course of business arising from bona fide transactions completed in accordance with the terms and provisions related thereto. To the knowledge of Swan and the Swan Shareholders, there are no set-offs, counterclaims or disputes asserted with respect to any Swan Accounts Receivable that would result in claims in excess of the reserve for bad debts set forth on the Swan Financial Statements and, to the knowledge of Swan and the Swan Shareholders, subject to such reserve, all Swan Accounts Receivable are collectible in full. Schedule 4.25 hereto is a true and complete aging report
                      -------------
prepared as of June 26, 1997, which shows the time elapsed since invoice date for all Swan Accounts Receivable.


     4.26  ACCOUNTS PAYABLE.  Except as set forth on Schedule 4.26 hereto, all
                                                     -------------
material accounts, notes, contracts and other amounts payable of Swan (collectively, "Swan Accounts Payable") are currently within their respective terms, and are neither in default nor otherwise past due by more than 90 days.
Schedule 4.26 hereto is a true and complete aging report prepared as of June 25,
-------------
1997, which shows the time elapsed since invoice date for all Swan Accounts Payable.

     4.27 INSURANCE. Swan currently maintains, in full force and effect, all insurance policies that are either (a) required to be maintained for the conduct of the Swan Business or the ownership of Swan's property (both real and personal); or (b) otherwise maintained by companies engaged in a business comparable to the Swan Business (collectively, the "Swan Insurance Policies"); provided, however, that Swan makes no representation or warranty as to the adequacy of such Insurance Policies for the Surviving Corporation. The Swan Insurance Policies are listed on Schedule 4.27 hereto, and true and compete
                                 -------------
copies of all Swan Insurance Policies have previously been provided to Parent. Swan (i) is not in default regarding the provisions of any

Swan Insurance Policy; (ii) has paid all premiums due thereunder; and (iii) has not failed to present any notice or present any material claim thereunder in a due and timely fashion.

     4.28 BANKRUPTCY. Neither Swan nor any of the Swan Shareholders has filed a petition or request for reorganization or protection or relief under the bankruptcy laws of the United States or any state or territory thereof, made any general assignment for the benefit of creditors, or consented to the appointment of a receiver or trustee, including a custodian under the United States bankruptcy laws, whether such receiver or trustee is appointed in a voluntary or involuntary proceeding.

     4.29  SWAN DEBT.  Except as set forth on Schedule 4.29 hereto, as of the
                                              -------------
date hereof, Swan has no outstanding indebtedness (including, without limitation, debt for borrowed money (including any bank overdrafts), deferred income and capitalized leases of Swan, and accrued interest on any of the foregoing) other than Swan Accounts Payable, which are not in excess of $64,724.

     4.30 ACCREDITED INVESTORS; INVESTMENT PURPOSE. Each Swan Shareholder represents that he is either (i) an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"); or (ii) an employee of Swan. Each Swan Shareholder further represents that he is acquiring the Parent Stock solely for his own account for investment and not with a view to, or for sale in connection with, any distribution thereof, except as provided in the Stockholders' Agreement (as defined in Section 7.2(c) hereof). Each Swan Shareholder agrees that he will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Parent Stock (or solicit any offers to buy, purchase or other acquire or take a pledge of any such shares) except in compliance with the Securities Act and the rules and regulations thereunder, other applicable laws, rules and regulations, and the Stockholders' Agreement.

     4.31  RESTRICTIONS ON TRANSFER.  Each Swan Shareholder acknowledges that
(a) the Parent Stock received by him hereunder has not been registered under the Securities Act; (b) the Parent Stock may be required to be held indefinitely, and each Swan Shareholder must continue to bear the economic risk of the investment in such shares unless such shares are subsequently registered under the Securities Act or an exemption from such registration is available; (c) there may not be any public market for the Parent Stock in the foreseeable future; (d) Rule 144 promulgated under the Securities Act is not presently available with respect to sales of any securities of Parent, and such Rule is not anticipated to be available in the foreseeable future; (e) when and if Parent Stock may be disposed of without registration in reliance upon Rule 144, such disposition can be made only in limited amounts and in accordance with the terms and conditions of such Rule; (f) if the exemption afforded by Rule 144 is not available, public sale without registration will require the availability of an exemption under the Securities Act; (g) the Parent Stock is subject to the terms and conditions of the Stockholders' Agreement; (h) restrictive legends shall be placed on the certificates representing Parent Stock; and (i) a notation shall be made in the appropriate records of Parent indicating that Parent Stock is subject to restrictions on transfer and, if Parent should in the future engage the services of a stock transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to Parent Stock.

     4.32 ABILITY TO BEAR RISK; ACCESS TO INFORMATION; SOPHISTICATION. Each Swan Shareholder represents and warrants that (a) his financial situation is such that he can afford to bear the economic risk of holding Parent Stock acquired by him hereunder for an indefinite period; (b) he can afford to suffer the complete loss of such Parent Stock; (c) he has been granted the opportunity to ask questions of, and receive answers from, representatives of Sub and Parent concerning the terms and conditions of the Parent Stock and to obtain any additional information that he deems necessary; (d) his knowledge and experience in financial business matters is such that he is capable of evaluating the merits and risk of ownership of the Parent Stock; and (e) he has carefully reviewed the terms of the Stockholders' Agreement and has evaluated the restrictions and obligations contained therein.

     4.33 DISCLOSURE. No statement of fact by Swan contained in this Agreement and no written statement of fact furnished by Swan to Parent or Sub pursuant to or in connection with this Agreement contains contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein contained not materially misleading.

                                   ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

     Each of Parent and Sub jointly and severally represents and warrants to Swan and the Swan Shareholders, which representations and warranties shall survive the Closing in accordance with Section 9.1 of this Agreement, as follows:

     5.1 ORGANIZATION AND QUALIFICATION. Each of Parent and its Subsidiaries (as defined in Section 9.12 hereof) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Each of Parent and its Subsidiaries has the requisite corporate power and authority to carry on its business as it is now being conducted and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary. Complete and correct copies of the Certificates of Incorporation and Bylaws of Parent and Sub as in effect on the date hereof are attached as Schedule 5.1 hereto. The minute
                                                ------------
books of Parent and Sub, a true and complete copy of each of which has been made available to Swan, (a) accurately reflects all action taken by the directors and shareholders of Parent at meetings of Parent's Board of Directors or shareholders, as the case may be; and (b) contains true and complete copies of, or originals of, the respective minutes of all meetings or consent actions of the directors or shareholders.

     5.2 AUTHORITY. Each of Parent and Sub has the necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by each of Parent and Sub have been duly and validly authorized and approved by their respective Board of Directors and shareholders, and no other corporate or shareholder proceedings on the part of either Parent or Sub, or their respective boards of directors or shareholders, are necessary to authorize or approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Sub, and assuming the due authorization, execution and delivery by Swan and the Swan Shareholders, constitutes the valid and binding obligation of each of Parent and Sub, enforceable against each of Parent and Sub in accordance with its terms.

     5.3  NO CONFLICTS, REQUIRED FILINGS AND CONSENTS.  Except as set forth on
Schedule 5.3 hereto, none of the execution and delivery of this Agreement by
------------
Parent or Sub, the consummation by Parent and Sub of the transactions contemplated hereby or compliance by Parent and Sub with any of the provisions hereof will:

          (a) conflict with or violate the Certificate of Incorporation or Bylaws of Parent or Sub, or the organizational documents of any other Subsidiaries;

          (b) result in a violation of any statute, ordinance, rule, regulation, order, judgment or decree applicable to Parent or its Subsidiaries, or by which Parent, any of its Subsidiaries, or their respective properties or assets may be bound or affected;

          (c) result in a violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any note, bond, mortgage, indenture, or any material contract, agreement, arrangement, lease, license, permit, judgment, decree, franchise or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which Parent, any of its Subsidiaries or their respective properties may be bound or affected (collectively, for purposes of this Section 5.3, an "IXL Agreement");

          (d) result in the creation of any Lien on any of the property or assets of Parent or any of its Subsidiaries; or

          (e) require any Consent of (i) any Governmental Entity (except for (x) compliance with any applicable requirements of any applicable securities laws, and (y) the filing of the Certificate of Merger pursuant to the DGCL and GBCC; or (ii) any other Person.

     5.4  LITIGATION.  Except as set forth on Schedule 5.4 hereto, there is no
                                              ------------
suit, action, claim, investigation or proceeding pending or, to the knowledge of Parent, threatened against or affecting Parent or its Subsidiaries, nor is there any judgment, decree, injunction or order of any applicable Governmental Entity or arbitrator outstanding against Parent or its Subsidiaries that, either individually or in the aggregate, would have a material adverse effect on the assets, business or financial condition of Parent and its Subsidiaries, taken as a whole.

     5.5  BROKERS.  Except as disclosed on Schedule 5.5 hereto, No broker or
                                           ------------
finder is entitled to any broker's or finder's fee in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub.

     5.6  PARENT STOCK.

          (a) As of the date hereof the authorized capital stock of Parent consists of (i) (A) 250,000 shares of Class A Common Stock, $.01 par value (the "Class A Common Stock"), of which no shares are validly issued and outstanding, and (B) 1,000,000 shares of Class B Common Stock, $.01 par value, of which 79,459 shares are validly issued and outstanding (without taking into account any shares of Parent Stock to be issued pursuant to this Agreement), fully paid and nonassessable; and (ii) 250,000 shares of Class A Convertible Preferred stock, of which 157,760 shares are validly issued and outstanding, fully paid and nonassessable. All outstanding capital stock of Parent was issued in accordance with applicable federal and state securities laws. Except as set forth on Schedule 5.6(a) hereto, there are no options, warrants, calls,
         ---------------
agreements, commitments or other rights presently outstanding that would obligate Parent to issue, deliver or sell shares of its capital stock, or to grant, extend or enter into any such option, warrant, call, agreement, commitment or other right. In addition to the foregoing, as of the date hereof, Parent has no bonds, debentures, notes or other indebtedness issued or outstanding that have voting rights in Parent.

          (b) The holders of record as of the Effective Time of the outstanding shares of capital stock of Parent, together with the number of shares of capital stock then outstanding, are set forth on a pro forma basis on Schedule 5.6(b)
                                                              ---------------
hereto.

          (c) When delivered to the Swan Shareholders in accordance with the terms hereof, the Parent Stock will (i) be duly authorized, fully paid and nonassessable, and (ii) be free and clear of all Liens.

     5.7  SUBSIDIARIES.  Except as set forth on Schedule 5.7 hereto, Parent has
                                                ------------
no subsidiaries and does not otherwise own or control, directly or indirectly, any equity interest in, or any security convertible into an equity interest in, any Entity. Schedule 5.7 hereto lists the name of each of the Subsidiaries of
             ------------
Parent, and indicates their respective jurisdictions of incorporation and authorized and outstanding capitalization.

     5.8 FINANCIAL STATEMENTS. Parent has heretofore furnished Swan with a true and complete copy of (a) the audited financial statements of iXL Interactive Excellence, Inc. (n/k/a iXL, Inc.) for the years ended December 31, 1993, 1994 and 1995, and for the four-month period ending April 30, 1996; (b) audited combined financial statements for Creative Video, Inc. (n/k/a iXL, Inc.), Creative Video Library, Inc. and Entrepreneur Television, Inc. for the years ending December 31, 1993, 1994 and 1995, and for the four-month period ending April 30, 1996; (c) the audited consolidated financial statements for Parent and its Subsidiaries for the eight months ended December 31, 1996; and
(d) the unaudited consolidated financial statements for Parent and its Subsidiaries, dated May 31, 1997 ((a) through (d) collectively herein referred to as the "Parent Financial Statements"). The Parent Financial Statements have been prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited financial statements, for the exclusion of footnotes and normal year-end adjustments) consistently followed throughout the period indicated, and present fairly, in all material respects, the financial position and operating results of Parent and its Subsidiaries as of the dates, and during the periods, indicated therein.

     5.9   UNDISCLOSED LIABILITIES.  Except as set forth on Schedule 5.9 hereto,
                                                            ------------
neither Parent nor any of its Subsidiaries has any debt, liability or obligation of any kind, whether accrued, absolute or otherwise, including, without limitation, any liability or obligation on account of taxes or any governmental charges or penalty, interest or fines, except (a) liabilities not in excess of $300,000 (whether individually or in the aggregate) incurred in the ordinary course of business after May 31, 1997; (b) liabilities reflected on the Parent Financial Statements; and (c) liabilities incurred as a result of the transactions contemplated by this Agreement.

     5.10 COMPLIANCE WITH APPLICABLE LAWS. Parent or its Subsidiaries holds all material permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary to own, lease or operate all of the assets and properties of Parent and its Subsidiaries, as appropriate, and to carry on Parent's Business as now conducted (the "Parent Permits"). To the knowledge of Parent, Parent and its Subsidiaries are in material compliance with all applicable laws, ordinances and regulations and the terms of the Parent Permits.
Schedule 5.10 hereto sets forth a list of the Parent Permits, a true and correct
-------------
copy of each of which has been made available to Swan.

     5.11 BOARD OF DIRECTOR CONSENT. Both the Board of Directors of Parent and Sub have, by unanimous written consent, adopted and approved this Agreement and the transactions contemplated hereby (including, without limitation, the Merger).

     5.12 BANKRUPTCY. Neither Parent nor any of its Subsidiaries has filed a petition or request for reorganization or protection or relief under the bankruptcy laws of the United States or any state or territory thereof, made any general assignment for the benefit of creditors, or consented to the appointment of a receiver or trustee, including a custodian under the United States bankruptcy laws, whether such receiver or trustee is appointed in a voluntary or involuntary proceeding.

     5.13 DISCLOSURE. No statement of fact by Parent or Sub contained in this Agreement and no written statement of fact furnished or to be furnished by Parent or Sub to Swan pursuant to or in connection with this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein contained not misleading.

                                 ARTICLE VI

                             ADDITIONAL AGREEMENTS

     6.1 PUBLIC ANNOUNCEMENTS. The parties agree that, except as may otherwise be required to comply with applicable laws and regulations (including, without limitation, applicable securities laws) or to obtain consents required hereunder, public disclosure of the transactions contemplated by this Agreement shall be made only upon or after the consummation of the Merger. Any such disclosure shall be coordinated between the parties, and no party shall make any such disclosure without the prior consent of the other parties, which consent shall not be unreasonably withheld or delayed.

     6.2  TRANSFER AND GAINS TAXES AND CERTAIN OTHER TAXES AND EXPENSES.
Parent agrees that, to the extent it is legally able to do so, the Surviving Corporation will pay all real property transfer, gains and other similar taxes and all documentary stamps, filing fees, recording fees and sales and use taxes, if any, and any penalties or interest with respect thereto, payable in connection with consummation of the Merger.

     6.3 FURTHER ASSURANCES. From time to time after the Effective Time, upon the reasonable request of any party hereto, the other party or parties hereto shall execute and deliver or cause to be executed and delivered such further instruments, and take such further action, as the requesting party may reasonably request in order to effectuate fully the purposes, terms and conditions of this Agreement.

     6.4 OPTIONS. Parent hereby covenants and agrees that, as soon as reasonably practicable after the Effective Time, each of the Persons listed on
Schedule 6.4 shall receive options to purchase that number shares of validly
------------
issued, fully paid and nonassessable Parent Stock, at an exercise price of $75 per share, all of which shall be issued pursuant to (i) the IXL Holdings, Inc. 1996 Stock Option Plan, as amended (the "Parent Stock Option Plan") set forth opposite the name of such Person, and (ii) a Stock Option Agreement substantially in the form of Exhibit "C" hereto.
                             -----------


                                  ARTICLE VII

                              CONDITIONS PRECEDENT

     7.1 CONDITIONS TO OBLIGATION OF SWAN AND THE SWAN SHAREHOLDERS TO EFFECT THE MERGER. The obligation of Swan and the Swan Shareholders to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

            (a) (i) the appropriate officers of Parent shall have executed and delivered to Swan at the Closing, a closing certificate and incumbency certificate, substantially in the form of Exhibit "A-1" hereto (collectively
                                          -------------
"Parent's Closing Certificate"), and (ii) the appropriate officers of Sub shall have executed and delivered to Swan at the Closing, a closing certificate and incumbency certificate, substantially in the form of Exhibit "A-2" hereto
                                                     -------------
(collectively "Sub's Closing Certificate");


          (b) Parent shall have obtained all of the Consents listed on Schedule
                                                                       --------
7.1(b) hereto;
------

          (c) Swan shall have received a corporate certificate of good standing for Parent and Sub, and a copy of the Certificate of Incorporation for Parent and Sub, both as certified by the Secretary of State of Delaware;

          (d) there shall have been delivered to each of the Swan Shareholders at the Closing, duly executed by Parent, an Agreement to be Bound to the Registration Rights Agreement of Parent, dated as of the hereof (the "Agreement to be Bound to the Registration Rights Agreement"), substantially in the form of Exhibit "B" hereto;
-----------

          (e) Parent shall have executed and delivered at the Closing that certain Side Letter, dated of even date herewith, addressed to the Swan Shareholders (the "Side Letter"); and

          (f) Swan shall have received from Parent such other documents as Swan's counsel shall have reasonably requested, in form and substance reasonably satisfactory to Swan's counsel.

     7.2 CONDITIONS TO OBLIGATIONS OF PARENT AND SUB TO EFFECT THE MERGER. The obligations of Parent and Sub to effect the Merger shall be subject to the fulfillment, at or prior to the Effective Time of the following conditions:

          (a) the appropriate officers of Swan shall have executed and delivered to Parent at the Closing, a closing certificate, substantially in the form of Exhibit "D" hereto ("Swan's Closing Certificate");
-----------

          (b) Swan and the Swan Shareholders shall have obtained or caused to be obtained all of the Consents listed on Schedule 7.2(b) hereto;
                                       ---------------

          (c) there shall have been delivered to Parent at the Closing, duly executed by each of the Swan Shareholders, (i) an Agreement to be Bound to the First Amended and Restated Stockholders' Agreement of Parent, as amended effective May 31, 1997 (the "Stockholders' Agreement"), substantially in the form of Exhibit "E" hereto; and (ii) an Agreement to be Bound by the
        -----------
Registration Rights Agreement;

          (d) Parent shall have received a corporate certificate of good standing for Swan, and a copy of the Articles of Incorporation of Swan, both as certified by the Secretary of State of Georgia;

          (e) as of the Closing the Swan Accounts Payable shall be no greater than $64,724;

          (f) Parent shall have received, duly executed and acknowledged by each of the Swan Shareholders, the Side Letter; and

          (g) Parent shall have received from Swan or the Swan Shareholders, as the case may be, such other documents as Parent's counsel shall have reasonably requested, in form and substance reasonably satisfactory to Parent's counsel.


                                  ARTICLE VIII

                                INDEMNIFICATION

     8.1  INDEMNIFICATION BY PARENT.

          (a) Parent shall indemnify and hold Swan, the Swan Shareholders and Swan's directors, officers and employees (collectively, the "Swan Indemnified Parties") harmless from and against, and agree promptly to defend each of the Swan Indemnified Parties from and reimburse each of the Swan Indemnified Parties for, any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind (including, without limitation, reasonable attorney fees and other legal costs and expenses) (collectively a "Swan Loss") that any of the Swan Indemnified Parties may at any time suffer or incur, or become subject to, as a result of or in connection with:

               (i) any breach or inaccuracy of any of the representations and warranties made by Parent or Sub in or pursuant to this Agreement, or in any instrument, certificate or affidavit delivered by Parent at the Closing in accordance with the provisions hereof;

               (ii) any failure by Parent or Sub to carry out, perform, satisfy and discharge any of its respective covenants, agreements, undertakings, liabilities or obligations under this Agreement or under any of the documents and materials delivered by Parent pursuant to this Agreement; and

               (iii) any suit, action or other proceeding arising out of, or in any way related to, any of the matters referred to in this Section 8.1.

          (b) Notwithstanding any other provision to the contrary Parent shall not have any liability under Section 8.1(a) above (i) unless the aggregate of all Swan Losses for which Parent would be liable but for this sentence exceeds, on a cumulative basis, an amount equal to $100,000, and then only to the extent of such excess, (ii) for amounts in excess of $1,000,000 in the aggregate, and
(iii) unless the Swan Shareholders have asserted a claim with respect to the matters set forth in Section 8.1(a)(i), or 8.1(a)(iii) to the extent applicable to Section 8.1(a)(i), within two years of the Effective Time. Notwithstanding any implication to the contrary contained herein, the parties acknowledge and agree that a decrease in the value of Parent Stock would not, by itself, constitute a Swan Loss, unless and to the extent a decrease in the value of Parent Stock has been demonstrated to be as a result of any event described in Sections 8.1(a)(i), (ii) or (iii) above.

     8.2  INDEMNIFICATION BY THE SWAN SHAREHOLDERS.

          (a) The Swan Shareholders shall severally but not jointly (in the case of the Minority Shareholders, in proportion to their respective share of the Merger consideration) indemnify and hold Parent, Sub, Surviving Corporation and their respective shareholders, directors, officers and employees (collectively, the "Parent Indemnified Parties") harmless from and against, and agree to promptly defend each of the Parent Indemnified Parties from and reimburse each of the Parent Indemnified Parties for, any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind (including, without limitation, reasonable attorney fees (collectively, a "Parent Loss") that any of the Parent Indemnified Parties may at any time suffer or incur, or become subject to, as a result of or in connection with:

              (i) any breach or inaccuracy of any representations and warranties made by Swan or the Swan Shareholders in or pursuant to this Agreement, or in any certificate or affidavit delivered by the same at the Closing in accordance with the provisions hereof;

              (ii) any failure by Swan or the Swan Shareholders to carry out, perform, satisfy and discharge any of their respective covenants, agreements, undertakings, liabilities or obligations under this Agreement or under any of the documents and materials delivered by Swan pursuant to this Agreement; and

              (iii) any suit, action or other proceeding arising out of, or in any way related to, any of the matters referred to in this Section 8.2.

          (b) Notwithstanding the above, (i) the Minority Shareholders shall not have any liability under Section 8.2(a) above except to the extent such liability results from a breach, inaccuracy, failure, suit or other action made or caused by such Minority Shareholder; and (ii) none of the Swan Shareholders shall have any liability under Section 8.2(a) above (A) unless the aggregate of all Parent Losses for which the Swan Shareholders would be liable but for this sentence exceeds, on a cumulative basis, an amount equal to $100,000, and then only to the extent of such excess, (B) for amounts in excess of $1,000,000 in the aggregate, and (C) unless Parent has asserted a claim with respect to the matters set forth in Section 8.2(a)(i) or 8.2(a)(iii) (to the extent applicable to Section 8.2(a)(i)) within two years of the Effective Time, except with respect to the matters arising under Sections 4.18, 4.19, 4.20 or 4.24 hereof, in which event Parent must have asserted a claim within the applicable statute of limitations. Notwithstanding any implication to the contrary contained herein, the parties acknowledge and agree that a decrease in the value of Parent Stock would not, by itself, constitute a Parent Loss, unless and to the extent a decrease in the value of Parent Stock has been demonstrated to be as a result of any event described in Sections 8.2(a)(i), (ii) or (iii) above.

     8.3  NOTIFICATION OF CLAIMS; ELECTION TO DEFEND.

          (a) A party entitled to be indemnified pursuant to Section 8.1 or 8.2 hereof, as the case may be (the "Indemnified Party"), shall notify the party liable for such indemnification (the "Indemnifying Party") in writing of any claim or demand (a "Claim") that the Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement. Subject to the Indemnifying Party's right to defend in good faith third party claims as hereinafter provided, the Indemnifying Party shall satisfy its obligations under this Article VIII within 30 days after the receipt of written notice thereof from the Indemnified Party. Any amounts paid thereafter shall include interest thereon for the period commencing at the end of such 30-day period and ending on the actual date of payment, at a rate of 15% per annum, or, if lower, at the highest rate of interest permitted by applicable law at the time of such payment.

          (b) If the Indemnified Party shall notify the Indemnifying Party of any Claim pursuant to Section 8.3(a) hereof, and if such Claim relates to a Claim asserted by a third party against the Indemnified Party that the Indemnifying Party acknowledges is a Claim for which it must indemnify or hold harmless the Indemnified Party under Section 8.1 or 8.2 hereof, as the case may be, the Indemnifying Party shall have the right, at its sole cost and expense, to employ counsel of its own choosing to defend any such Claim asserted against the Indemnified Party; provided, however, that if the Indemnified Party (i)
                       --------  -------
reasonably believes that its interests with respect to a Claim (or any material portion thereof) are in conflict with the interests of the Indemnifying Party with respect to such Claim (or portion thereof), and (ii) promptly notifies the Indemnifying Party, in writing, of the nature of such conflict, then the Indemnified Party shall be entitled to choose, at the sole cost and expense of the Indemnifying Party, independent counsel to defend such Claim (or the conflicting portion thereof). The Indemnified Party shall have the right to participate in the defense of any such Claim at its own expense (except to the extent provided in the foregoing sentence), but the Indemnifying Party shall retain control over such litigation (except as provided in the foregoing sentence). The Indemnifying Party shall notify the Indemnified Party in writing, as promptly as possible (but in any case before the due date for the answer or response to a claim) after the date of the notice of claim given by the Indemnified Party to the Indemnifying Party under Section 8.3(a) hereof of its election to defend in good faith any such third party Claim. So long as the Indemnifying Party is defending in good faith any such Claim asserted by a third party against the Indemnified Party, the Indemnified Party shall not settle or compromise such Claim without the prior written consent of the Indemnifying Party. The Indemnified Party shall cooperate with the Indemnifying Party in connection with any such defense and shall make available to the Indemnifying Party or its agents all records and other materials in the Indemnified Party's possession reasonably required by it for its use in contesting any third party Claim; provided, however, that the Indemnifying Party shall have agreed, in
       --------  -------
writing, to keep such records and other materials confidential expect to the extent required for defense of the relevant Claim. Whether or not the Indemnifying Party elects to defend any such Claim, the Indemnified Party shall have no obligations to do so. Within 30 days after a final determination (including, without limitation, a settlement) has been reached with respect to any Claim contested pursuant to this Section 8.2(b), the Indemnifying Party shall satisfy its obligations with respect thereto. Any amounts paid thereafter shall include interest thereon for the period commencing at the end of such 30-day period and ending on the actual date of payment, at a rate of 15% per annum, or, if lower, at the highest rate of interest permitted by applicable law at the time of such payment.

     8.4 INDEMNITIES AS SOLE REMEDY. Notwithstanding any implication to the contrary contained herein, the parties hereby agree and acknowledge that the indemnities provided in this

Article VIII shall be the sole remedy for breaches or inaccuracies of the representations and warranties set forth in Articles IV and V hereof.


                                  ARTICLE IX

                              GENERAL PROVISIONS


     9.1 SURVIVAL; RECOURSE. None of the agreements contained in this Agreement shall survive the Merger, except that (i) the agreements contained in Articles III and VI hereof, the obligations to indemnify contained in Article VIII hereof and the agreements of the Surviving Corporation referred to in Sections 9.10 and 9.11 hereof, shall survive the Merger (except to the extent a shorter period of time is explicitly specified therein) and (ii) the representations and warranties made in Articles IV and V of this Agreement shall survive the Merger, and shall survive any independent investigation by the parties, and any dissolution, merger or consolidation of Swan or Parent, and shall bind the legal representatives, assigns and successors of Swan, the Swan Shareholders, Parent, for a period of two years after the Closing Date (other than the representations and warranties contained in Sections 4.19, 4.20 and
4.24 hereof, which shall survive for the applicable statute of limitations).

     9.2 NOTICES. All notices or other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in Person, by telecopy (with confirmation of receipt), or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:


     If to Swan:         Swan Interactive Media, Inc.
                         887 West Marietta Street
                         Studio T-103
                         Atlanta, Georgia 30318
                         Attention:  Mark Swanson
                         Telephone:  404/815-8152
                         Telecopy:  404/817-3534
                         E-mail:  mark@swanmedia.com


     With copies to:     Troutman Sanders, LLP
                         600 Peachtree Street
                         Atlanta, Georgia 30308
                         Attention:  Richard Keck
                         Telecopy:  404/885-3995
                         Telephone:  404/885-3236

     If to the Swan      To the address listed under the signature
     Shareholders:       line of the applicable Swan Shareholder

     If to Parent:       IXL Holdings, Inc.
                         Two Park Place
                         1888 Emery Street
                         2nd Floor
                         Atlanta, Georgia  30318
                         Attention:  James V. Sandry
                         Telecopy:  404/267-3801
                         Telephone:  404/267-3800

     With copies to:     Minkin & Snyder, A Professional Corporation
                         One Buckhead Plaza
                         3060 Peachtree Road, Suite 1100
                         Atlanta, Georgia  30305
                         Attention:  James S. Altenbach, Esq.
                         Telecopy:  404/233-5824
                         Telephone:  404/261-8000


     and to:             Kelso & Company
                         320 Park Avenue
                         24th Floor
                         New York, New York  10032
                         Attention:  James J. Connors II, Esq.
                         Telecopy:  212/223-2379
                         Telephone:  212/751-3939


     If to Sub/Surviving
     Corporation:        IXL Merger Corp. IV, Inc.
                         1888 Emery Street
                         2nd Floor
                         Atlanta, Georgia  30318
                         Attention:  James V. Sandry
                         Telecopy:  404/267-3801
                         Telephone:  404/267-3800


     With copies to:     Minkin & Snyder, A Professional Corporation
                         One Buckhead Plaza
                         3060 Peachtree Road, Suite 1100
                         Atlanta, Georgia  30305
                         Attention:  James S. Altenbach, Esq.
                         Telecopy:  404/233-5824
                         Telephone:  404/261-8000
     and to:             Kelso & Company
                         320 Park Avenue
                         24th Floor
                         New York, New York  10032
                         Attention:  James J. Connors II, Esq.
                         Telecopy:  212/223-2379
                         Telephone:  212/751-3939


or to such other address as any party may have furnished to the other parties in writing in accordance with this Section.


     9.3 ENTIRE AGREEMENT. This Agreement and the documents, schedules and instruments referred to herein and to be delivered pursuant hereto constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. There are no other representations or warranties, whether written or oral, between the parties in connection the subject matter hereof, except as expressly set forth herein.

     9.4 ASSIGNMENTS; PARTIES IN INTEREST. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that the rights, interests, and obligations of Sub hereunder may be assigned to any direct wholly owned Delaware subsidiary of Parent without such prior consent. Subject to the preceding sentence, this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any Person not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except as otherwise provided herein.

     9.5 FEES AND EXPENSES. All reasonable fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses; provided,
                                                                      --------
however, that the expenses of Swan shall be paid by the Swan Shareholders.
-------

     9.6 GOVERNING LAW. This Agreement, except to the extent that the GBCC or the DGCL is mandatorily applicable to the Merger or the rights of the shareholders of Swan or the other parties hereto with respect to the Merger, shall be governed in all respects by the laws of the State of Georgia (without giving effect to the provisions thereof relating to conflicts of law).

     9.7 HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     9.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute a single agreement.

    9.9 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economics or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon determination that any term or other provision hereof is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     9.10 POST-CLOSING ACCESS. For a period of five years after the Closing Date, the Swan Shareholders and their agents and representatives shall have reasonable access to the books and records of Swan.

     9.11 POST-CLOSING NOTICE. To the extent the Surviving Corporation receives written notice of any event or circumstance that materially affects any of the Swan Shareholders, the Surviving Corporation shall promptly notify the affected Swan Shareholder of such matter, information, or event and shall provide them with copies of all relevant documentation or correspondence in connection thereto.

     9.12 CERTAIN DEFINITIONS.  As used in this Merger Agreement:

          (a) the term "Subsidiary" or "Subsidiaries" means any Entity of which Parent (either alone or through or together with any other Subsidiary) owns, directly or indirectly, stock or other equity interests the holders of that are entitled to more than 50% of the vote for the election of the board of directors or other governing body of such Entity (including, without limitation, Sub); provided, however, that with respect to the Parent, the terms "Subsidiary" and
--------  -------
"Subsidiaries" shall not include (i) University Netcasting, Inc., or (ii) Swan;

          (b) any representation or warranty stated to be made "to the knowledge" of a party shall refer to such party's knowledge following reasonable inquiry as to the matter in question; and

          (c) the term "Minority Shareholders" shall mean and include all Swan Shareholders other than Mark Swanson.

                     - SIGNATURES ON THE FOLLOWING PAGE -

    IN WITNESS WHEREOF, Parent, Sub and Swan have caused this Agreement to be signed by their respective officers thereunder duly authorized, and each Swan Shareholder has signed this Agreement, all as of the date first written above.



                         "SWAN"


                         SWAN INTERACTIVE MEDIA, INC., a Georgia corporation


                    By:       /s/ Mark Swanson
                             ---------------------------------------------------
                                President
                    Title:   ---------------------------------------------------




                         "PARENT"


                         IXL HOLDINGS, INC., a Delaware corporation


                    By:       /s/ James V. Sandry
                             ---------------------------------------------------
                               Executive Vice President
                    Title:   ---------------------------------------------------



                         "SUB"


                         IXL MERGER CORP. IV, INC., a Delaware corporation


                    By:       /s/ James V. Sandry
                             ---------------------------------------------------
                               Executive Vice President
                    Title:   ---------------------------------------------------



                 - SIGNATURES CONTINUE ON THE FOLLOWING PAGE -

                              "SWAN SHAREHOLDERS"



                              By:      /s/ Mark Swanson
                                  ----------------------------------------------
                                     MARK SWANSON


                              Address:

                                             ___________________________________
                                             ___________________________________
                                             ___________________________________



                              By:      /s/ N. Blake Patton
                                  ----------------------------------------------
                                     N. BLAKE PATTON

                         Address:                878 BRIARCLIFF RD # B-1
                                             -----------------------------------
                                                 ATLANTA, GA 30306
                                             -----------------------------------
                                             ___________________________________

                              By:      /s/ Marc Sirkin
                                 -----------------------------------------------
                                     MARC SIRKIN


                         Address:                4215 Nora La,
                                             -----------------------------------
                                                 Duluth, GA 30096
                                             -----------------------------------
                                             ___________________________________


                              By:      /s/ Edwin Davis
                                  ----------------------------------------------
                                     EDWIN DAVIS


                              Address:           PO BOX 20221
                                             -----------------------------------
                                                 ATLANTA GA 30325
                                             -----------------------------------
                                             ___________________________________

                              By:_______________________________________________
                                     _________________________________

                              Address:       ___________________________________
                                             ___________________________________
                                             ___________________________________

                              "SWAN SHAREHOLDERS"




                              By: ______________________________________________
                                     MARK SWANSON


                              Address:

                                             ___________________________________
                                             ___________________________________
                                             ___________________________________




                              By: ______________________________________________
                                     N. BLAKE PATTON

                         Address:
                                             ___________________________________
                                             ___________________________________
                                             ___________________________________



                             By: _______________________________________________
                                     MARC SIRKIN


                         Address:
                                             ___________________________________
                                             ___________________________________
                                             ___________________________________



                              By: ______________________________________________
                                     EDWIN DAVIS


                              Address:
                                             ___________________________________
                                             ___________________________________
                                             ___________________________________


                              By:
                                       /s/ Nancy B. Krieble
                                  ----------------------------------------------
                                     NANCY B. KRIEBLE

                              Address:       ___________________________________
                                             ___________________________________
                                             ___________________________________

                                   EXHIBITS
                                   --------


Parent's Closing Certificate................................  Exhibit A-1

Sub's Closing Certificate...................................  Exhibit A-2

Agreement to be Bound to Registration
  Rights Agreement..........................................  Exhibit B

Option Agreement............................................  Exhibit C

Swan's Closing Certificate..................................  Exhibit D

Agreement to be Bound to Stockholders' Agreement............  Exhibit E

                                 SCHEDULE 2.1
                                 ------------

             CERTIFICATE OF INCORPORATION OF SURVIVING CORPORATION


                                 SCHEDULE 4.1
                                 ------------

                 ARTICLES OF INCORPORATION AND BYLAWS OF SWAN


                                SCHEDULE 4.3(B)
                                ---------------

                              LIENS ON SWAN STOCK


                                 SCHEDULE 4.5
                                 ------------

               CONFLICTS, REQUIRED FILINGS AND CONSENTS OF SWAN


                                 SCHEDULE 4.6
                                 ------------

                         FINANCIAL STATEMENTS OF SWAN


                                 SCHEDULE 4.7
                                 ------------

                   EXCEPTIONS TO ABSENCE OF CHANGES OF SWAN

                                 SCHEDULE 4.8
                                 ------------

                        UNDISCLOSED LIABILITIES OF SWAN


                                 SCHEDULE 4.9
                                 ------------

                   EXCEPTIONS TO TITLE TO PROPERTIES OF SWAN


                                 SCHEDULE 4.10
                                 -------------

                               EQUIPMENT OF SWAN


                                 SCHEDULE 4.11
                                 -------------

             EXCEPTIONS TO TITLE OF INTELLECTUAL PROPERTY OF SWAN


                                 SCHEDULE 4.13
                                 -------------

                                LEASES OF SWAN


                                 SCHEDULE 4.14
                                 -------------

                               CONTRACTS OF SWAN

                                 SCHEDULE 4.15
                                 -------------

                    LIST OF DIRECTORS AND OFFICERS OF SWAN


                                 SCHEDULE 4.16
                                 -------------

                          PAYROLL INFORMATION OF SWAN


                                 SCHEDULE 4.17
                                 -------------

                              LITIGATION OF SWAN


                                 SCHEDULE 4.18
                                 -------------

                EMPLOYEE BENEFIT PLANS/LABOR RELATIONS OF SWAN


                                 SCHEDULE 4.19
                                 -------------

                             ERISA ISSUES OF SWAN


                                 SCHEDULE 4.21
                                 -------------

                                PERMITS OF SWAN


                                 SCHEDULE 4.23
                                 -------------

                                BROKERS OF SWAN

                                 SCHEDULE 4.25
                                 -------------

                          ACCOUNTS RECEIVABLE OF SWAN


                                 SCHEDULE 4.26
                                 -------------

                           ACCOUNTS PAYABLE OF SWAN


                                 SCHEDULE 4.27
                                 -------------

                               INSURANCE OF SWAN


                                 SCHEDULE 4.29
                                 -------------

                                   SWAN DEBT


                                 SCHEDULE 5.1
                                 ------------

           CERTIFICATE OF INCORPORATION AND BYLAWS OF PARENT AND SUB


                                 SCHEDULE 5.3
                                 ------------

          CONFLICTS, REQUIRED FILINGS AND CONSENTS OF PARENT AND SUB


                                 SCHEDULE 5.4
                                 ------------

                               PARENT LITIGATION

                                 SCHEDULE 5.5
                                 ------------

                                PARENT BROKERS


                                SCHEDULE 5.6(A)
                                ---------------

                     PARENT STOCK, OPTIONS, WARRANTS, ETC.


                                SCHEDULE 5.6(B)
                                ---------------

              PARENT STOCK - STOCKHOLDERS AS OF THE EFFECTIVE DATE


                                 SCHEDULE 5.7
                                 ------------

                            SUBSIDIARIES OF PARENT


                                 SCHEDULE 5.9
                                 ------------

                        PARENT UNDISCLOSED LIABILITIES


                                 SCHEDULE 5.9
                                 ------------

                                PARENT PERMITS


                                 SCHEDULE 6.4
                                 ------------

                   RECIPIENTS OF OPTIONS/WARRANTS OF PARENT

                                SCHEDULE 7.1(B)
                                ---------------

                                PARENT CONSENTS


                                SCHEDULE 7.2(B)
                                ---------------

                               CONSENTS OF SWAN